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                                                                    Exhibit 21.1

                         Subsidiaries of the Registrant

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                                                                State of
                                                            Incorporation or
   Parent          Subsidiaries            Ownership          Organization
   ------          ------------            ---------          ------------
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Westfield         Westfield Bank             100%            Massachussetts
Financial, Inc.
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Westfield         Westfield Securities       100%            Massachussetts
Financial, Inc.   Corp.
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Westfield Bank    Elm Street Real         Majority-owned     Delaware
                  Estate Investments,
                  Inc.
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